UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

Agios Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36014	26-0662915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

88 Sidney Street, Cambridge, MA		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 649-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On September 4, 2018, Agios Pharmaceuticals, Inc. (the “Company”) and Celgene Corporation (“Celgene”) agreed to terminate (i) the collaboration and license agreement dated April 27, 2015 between the Company and Celgene and (ii) the collaboration and license agreement dated April 27, 2015 between the Company’s wholly owned subsidiary Agios International Sarl and Celgene International II Sarl, in each case effective as of September 4, 2018 (the “AG-881 Agreement Termination Date”). The Company and Celgene had established a joint worldwide collaboration focused on the development and commercialization of products containing AG-881. From and after the AG-881 Agreement Termination Date, the Company will obtain sole global rights to AG-881 and no party will have a financial obligation to the other parties, including milestones, royalties or other payments, except that (a) Celgene shall be eligible to receive royalties from the Company at a low single-digit percentage rate on worldwide net sales of products containing AG-881 and (b) the Company and Celgene shall split certain agreed-upon worldwide development costs for AG-881 until December 31, 2018. In addition, for a specified period and subject to specified exceptions, Celgene and its affiliates shall be prohibited from developing, manufacturing or commercializing any product that inhibits isocitrate dehydrogenase 1 at specified levels of binding for any indication and the Company shall be prohibited from developing, manufacturing or commercializing AG-881 in hematologic indications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGIOS PHARMACEUTICALS, INC.

Date: September 5, 2018	By:	/s/ David P. Schenkein
David P. Schenkein, M.D. President and Chief Executive Officer